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                                                                   Exhibit 23.3

            [Letterhead of Swidler Berlin Shereff Friedman, LLP]


                                 August 18, 1999



iBasis, Inc.
20 Second Avenue
Burlington, MA 01803


                 Re: Registration Statement on Form S-1
                     ----------------------------------


Gentlemen:

    We hereby consent to being named under the caption "Legal Matters" in the prospectus of iBasis (the "Company") included in the Registration Statement on Form S-1 of the Company to be filed with the Securities and Exchange Commission on or after the date hereof.


                                      /s/ Andrew D. Lipman
                                      ----------------------------------------
                                      A Partner
                                      Swidler Berlin Shereff Friedman, LLP